UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2023

DOLLAR GENERAL CORPORATION
(Exact name of registrant as specified in its charter)

Tennessee	001-11421	61-0502302
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 MISSION RIDGE GOODLETTSVILLE, TN	37072
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (615) 855-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.875 per share	DG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On and effective October 12, 2023, the Board of Directors (the “Board”) of Dollar General Corporation (the “Company”) appointed Todd J. Vasos as Chief Executive Officer of the Company. Mr. Vasos will continue to serve on the Company’s Board. Mr. Vasos succeeds Jeffery C. Owen, whose separation from the Company and resignation as a director was effective earlier on October 12, 2023. In connection with Mr. Owen’s resignation as a director, the Board reduced the size of the Board to nine directors.

Mr. Vasos, age 62, previously served as the Company’s Chief Executive Officer from June 2015 to November 2022 when he transitioned to Senior Advisor. He retired from this role in April 2023. He has served as a member of the Company’s Board since June 2015. He joined the Company in December 2008 as Executive Vice President, Division President and Chief Merchandising Officer and was promoted to Chief Operating Officer in November 2013. Prior to joining the Company, Mr. Vasos served in leadership positions with Longs Drug Stores Corporation, Phar-Mor Food and Drug Inc. and Eckerd Corporation. Mr. Vasos has served as a director of KeyCorp since July 2020.

For his services as Chief Executive Officer, Mr. Vasos will receive an initial annual base salary of $1,400,000. In addition, Mr. Vasos will be eligible for an annual cash incentive bonus under the Company’s short-term incentive program for senior executives, based on performance criteria and other conditions as may be approved by the Compensation and Human Capital Management Committee (the “Compensation Committee”), with an initial targeted payout opportunity equal to 150% of his annual base salary (the 2023 incentive payout, if any is earned, will be prorated for his time in service as Chief Executive Officer). Furthermore, Mr. Vasos will receive a one-time award of a nonqualified option to purchase 250,000 shares of the Company’s common stock (the “Option”) at a per share exercise price equal to the closing price of the Company’s common stock on the grant date of the Option, which Option will be scheduled to vest on October 12, 2027, subject to certain accelerated vesting conditions. The Company also will reimburse Mr. Vasos up to $500,000 per calendar year (prorated for the 2023 calendar year) for personal air travel to and from his residences and for personal visits with his immediate family members in locations within the continental United States.

In addition, the Company and Mr. Vasos entered into a 4-year employment agreement, effective October 12, 2023 (the “Vasos Employment Agreement”), to provide for the terms and conditions of Mr. Vasos’s employment as Chief Executive Officer. The Vasos Employment Agreement commits to annually nominating Mr. Vasos to serve on the Board during his term as Chief Executive Officer of the Company; sets forth certain provisions with respect to his compensation and severance entitlements; and contains certain business protections provisions, including non-competition and non-solicitation provisions for three years following his service termination date.

Pursuant to the Vasos Employment Agreement, if the Company terminates Mr. Vasos’s employment without cause (as defined in the agreement) before the appointment of a successor Chief Executive Officer (“Successor CEO”) or if he resigns from the Company for good reason (as defined in the agreement) at any time, subject to execution and effectiveness of a release of certain claims, he will receive severance benefits of: (1) continued base salary payments over 24 months; (2) a lump sum payment equal to two times his annual target bonus under the Company’s annual bonus program for senior executives in respect of the Company’s fiscal year in which the termination date occurs; (3) a lump sum payment, payable at such time as annual bonuses are paid to other senior executives of the Company and subject to achievement of applicable performance criteria, of a pro rata portion of the annual bonus, if any, that he would have been entitled to receive for the fiscal year of termination, if such termination had not occurred; (4) a lump sum payment equal to two times the annual contribution that would have been made by the Company for the plan year in which the employment termination occurs for his participation in the Company’s medical, pharmacy, dental and vision benefits programs; and (5) reasonable outplacement services, as determined and provided by the Company, for one year or until other employment is secured, whichever comes first.

Pursuant to the Vasos Employment Agreement, if Mr. Vasos’s employment is terminated by the Company or by Mr. Vasos without good reason, in each case upon or following the appointment of a Successor CEO when cause for termination does not exist, subject to execution and effectiveness of a release of certain claims, he will receive a severance benefit of a lump sum payment, payable at such time as annual bonuses are paid to other senior executives of the Company and subject to achievement of applicable performance criteria, of an amount equal to the annual bonus, if any, that he would have been entitled to receive (on a non-prorated basis) for the fiscal year of termination, if such termination had not occurred; provided, that no amount shall be paid if the termination occurs during fiscal year 2023.

The Vasos Employment Agreement is attached as Exhibit 99.1 and is incorporated by reference as if fully set forth herein. The foregoing description of the Vasos Employment Agreement is a summary only, does not purport to be complete, and is qualified in its entirety by reference to Exhibit 99.1.

There are no arrangements or understandings between Mr. Vasos and any other persons pursuant to which Mr. Vasos was selected to become Chief Executive Officer, nor are there any family relationships between Mr. Vasos and any of the Company’s directors or other executive officers. Neither Mr. Vasos nor any related person of Mr. Vasos has a direct or indirect material interest in any existing or currently proposed transaction to which the Company is or may become a party that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Following his retirement from the Company in April 2023, Mr. Vasos has performed consulting services pursuant to the Consulting Agreement, dated March 23, 2023, between the Company and Mr. Vasos (the “Consulting Agreement”) filed as exhibit 10.49 to the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2023. Such consulting services were in satisfaction of the transition services requirements contemplated by the early retirement provisions of the agreements governing certain stock option and performance share unit awards that had been granted to Mr. Vasos in 2020 and 2021 (the “Equity Award Agreements”). The continued equity vesting pursuant to the terms of such early retirement provisions in the Equity Award Agreements constituted consideration for the consulting services provided under the Consulting Agreement, and therefore Mr. Vasos received no additional compensation for such services. The Consulting Agreement was terminated by the Company in connection with entry into the Vasos Employment Agreement.

In connection with his separation from the Company, Mr. Owen will receive payments pursuant to the terms of his employment agreement with the Company, effective November 1, 2022, filed as Exhibit 99.2 to the Company's Current Report on Form 8-K dated July 6, 2022, filed with the Securities and Exchange Commission on July 12, 2022 (the “Owen Employment Agreement”), contingent upon the execution and effectiveness of the release that is attached to and made a part of the Owen Employment Agreement.

ITEM 7.01	REGULATION FD DISCLOSURE.

On October 12, 2023, the Company issued a press release regarding certain of the matters discussed in Item 5.02 and updating the Company’s financial guidance for its 2023 fiscal year. A copy of the press release is attached as Exhibit 99.2 and is incorporated by reference as if fully set forth herein.

The information contained within this Item 7.01, including the information in Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)            Financial statements of businesses or funds acquired.  N/A

(b)            Pro forma financial information.  N/A

(c)            Shell company transactions. N/A

(d)            Exhibits.  See Exhibit Index to this report.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Employment Agreement between Dollar General Corporation and Todd J. Vasos, effective October 12, 2023

99.2	News release issued October 12, 2023

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2023	DOLLAR GENERAL CORPORATION

	By:	/s/ Rhonda M. Taylor
Rhonda M. Taylor
Executive Vice President and General Counsel

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